Exhibit 23.1

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www•sucpas•com

September 11, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Pacific Gold Corp.

Las Vegas, Nevada

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form 10-K/A Amendment No. 1, Annual Report under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed by Pacific Gold Corp. of our report dated March 29, 2012, relating to the consolidated financial statements of Pacific Gold Corp. as of and for the years ending December 31, 2011 and 2010.

We also hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-144448 and 333-133006) of Pacific Gold Corp of our report dated March 29, 2012, relating to the consolidated financial statements, which appear in this Form 10-K/A.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, MI